                                                 Panorama Series Fund, Inc., on behalf of
                                                 Total Return Portfolio, Growth Portfolio,
                                                 Oppenheimer International Growth Fund/VA,
                                                    and Government Securities Portfolio

                                                6803 South Tucson Way, Englewood, CO 80112

                                               Notice Of Meeting Of Shareholders To Be Held

                                                               June 10, 2002

To The Shareholders of Total Return Portfolio, Growth Portfolio, Oppenheimer International Growth Fund/VA, and Government Securities
Portfolio:

Notice is hereby given that a Special Meeting of the Shareholders (the "Meeting") of Total Return Portfolio, Growth Portfolio,
Oppenheimer International Growth Fund/VA, and Government Securities Portfolio, (the "Portfolios"), each a series of Panorama Series Fund,
Inc. (the "Fund") will be held at 6803 South Tucson Way, Englewood, Colorado, 80112, at 1:00 P.M. Mountain time, on June 10, 2002.

During the Meeting, shareholders of the Portfolios will vote on the following proposals and sub-proposals:

1.       To elect a Board of Directors;

2.       To approve the elimination or amendment of certain fundamental investment policies of the Portfolios; and

3.       To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 13, 2002 are entitled to notice of and to vote at the meeting. The proposals and sub-proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy, how you wish your shares to be voted. The Board of Directors of Panorama Series Fund, Inc., recommends a vote to elect each of the nominees as
Director and in favor of each Proposal. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors,

Robert G. Zack, Secretary
May 1, 2002

                                                 PLEASE RETURN YOUR PROXY BALLOT PROMPTLY.
                                         YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

                                                                    iii
                                                                     i
                                                             TABLE OF CONTENTS

                                                                                                                                       Page

Questions and Answers                                                                                              ii

Proposal 1:       To Elect a Board of Directors                                                                    2

Introduction to Proposal 2                                                                                         16

Proposal 2:       To approve the elimination or amendment of certain fundamental                                   17
                  investment policies of the Portfolios

Information About the Fund                                                                       29

Other Matters                                                                                    35

Exhibit A: Record Shareholders                                                                             A-1

                                                 Panorama Series Fund, Inc., on behalf of
                                                 Total Return Portfolio, Growth Portfolio,
                                                 Oppenheimer International Growth Fund/VA,
                                                    and Government Securities Portfolio

QUESTIONS AND ANSWERS

Q.       Who is Asking for My Vote?

A.       The Directors of Panorama Series Fund, Inc., have asked that you vote as indirect shareholders of Total Return Portfolio, Growth
                  Portfolio, Oppenheimer International Growth Fund/VA, and Government Securities Portfolio (the "Portfolios") on several matters at the Special Meeting of Shareholders to be held on June 10, 2002.

Q.       Who is Eligible to Vote?

A.       Insurance companies that own the shares of the Portfolios are the record shareholders of each Portfolio and will vote the shares at the Meeting.  As indirect shareholders of record at the close of business on March 13, 2002 you are entitled to instruct your insurance company how to vote at the Meeting or any adjournment of the Meeting. Shareholders are entitled to cast one vote per share for each matter presented at the Meeting. It is expected that the Notice of Meeting, proxy ballot and proxy statement will be mailed to shareholders of record on or about May 1, 2002.

Q.       On What Matters Am I Being Asked to Vote?

A.       You are being asked to vote on the following proposals:

1.       To elect a Board of Directors; and

2.       To approve the elimination or amendment of certain fundamental investment policies of the Portfolios.

Q.       How do the Directors Recommend that I Vote?

A.       The Directors recommend that you vote:

1.       FOR the election of each of the nominees as Director; and

2.       FOR the elimination or amendment of each of the Portfolio's fundamental investment policies proposed to be eliminated or amended, as the case may be.

Q.       What are the reasons for the proposed changes to some of the Portfolios' fundamental investment policies?

A.       Some of the Portfolios' current policies reflect regulations that no longer apply to the Portfolios.  In other cases, the
                  Portfolios' policies are more stringent than current regulations require.  The Fund's Directors and the Fund's investment advisor, OppenheimerFunds, Inc., believe that the proposed changes to the Portfolios' investment policies will benefit shareholders by allowing the Portfolios to adapt to future changes in the investment environment and increase the Portfolios' ability to take advantage of investment opportunities.

         Q.       How Can I Vote?

         A.       You can vote by mail, with the enclosed ballot(s). A ballot is enclosed for each Portfolio share indirectly owned by you as of the record date. Because you are not a record holder, you cannot vote in person if you attend the Meeting.

                  Please take the time to read the full text of the Proxy Statement before you vote.

Q.       How Will My Vote Be Recorded?

A.       Proxy ballots that are properly signed, dated and received on or prior to the date of the Meeting, or any adjournment thereof, will be voted as specified. If you specify a vote for any of the proposals, your proxy will be voted as indicated. If you sign and date the proxy ballot, but do not specify a vote for one or more of the proposals, your shares will be voted in favor of the Directors' recommendations.

Q.       How Can I Revoke My Proxy?

A.       You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy ballot to your insurance company that is received on or prior to the date of the Meeting, or any adjournment thereof.

Q.       How Can I Get More Information About the Portfolios?

         A.       Copies of the Portfolios' annual reports dated December 31, 2001 and semi-annual reports dated June 30, 2001 have previously been mailed to shareholders. If you would like to have copies of the Portfolios' most recent annual and semi-annual reports sent to you free of charge, please call us toll-free at 1.800.708.7780,  or write to the Portfolios at OppenheimerFunds Services, P.O. Box 5270, Denver, Colorado 80217-5270.

         Q.       Whom Do I Call If I Have Questions?

A.       Please call us at 1.800.708.7780.

The proxy statement is designed to furnish shareholders with the information necessary to vote on the matters coming before the Meeting.  If you have any questions, please call us at 1.800.708.7780.

                                                 Panorama Series Fund, Inc., on behalf of
                                                 Total Return Portfolio, Growth Portfolio,
                                                 Oppenheimer International Growth Fund/VA,
                                                    and Government Securities Portfolio

                                                              PROXY STATEMENT

                                                          Meeting of Shareholders
                                                         To Be Held June 10, 2002

         This statement is furnished to the direct and indirect shareholders of Total Return Portfolio, Growth Portfolio, Oppenheimer
International Growth Fund/VA, and Government Securities Portfolio (the "Portfolios"), each a series of Panorama Series Fund, Inc. (the
"Fund") in connection with the solicitation by the Fund's Board of Directors of proxies to be used at a special meeting of the Portfolio's shareholders (the "Meeting") to be held at 6803 South Tucson Way, Englewood, Colorado, 80112, at 1:00 P.M. Mountain time, on June 10,
2002, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about May 1, 2002.

                                                           SUMMARY OF PROPOSALS

------- ------------------------------------------------------------------------ -----------------------------------
        Proposal                                                                 Shareholders Voting
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
1.      To Elect a Board of Directors                                            All
        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
2.      To  approve  the  elimination  or  amendment  of  certain   fundamental
        investment restrictions of the Portfolios:
        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        a. Senior Securities                                                     All Portfolios, Voting Separately
        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        b. Industry Concentration                                                Total Return  Portfolio and Growth
                                                                                 Portfolio Only, Voting Separately
        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        c. Investing in a Company for the Purpose of Acquiring Control           All Portfolios, Voting Separately
        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        d. Investing in other Investment Companies                               All Portfolios, Voting Separately

        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        e.  Investing in Oil, Gas or other Mineral  Exploration  or Development  All Portfolios, Voting Separately
        Programs, Real Estate and Commodities
        ------------------------------------------------------------------------ -----------------------------------
        ------------------------------------------------------------------------ -----------------------------------
        f. Purchasing Securities on Margin and Making Short Sales
                                                                                 All Portfolios, Voting Separately

        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        g. Writing, Purchasing or Selling Puts, Calls or Combinations thereof    Total   Return
                                                                                 Portfolio  and  Growth   Portfolio
                                                                                 Only, Voting Separately
        ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        h. Investing in Securities of Foreign Issuers                            Total  Return  Portfolio,   Growth
                                                                                 Portfolio      and      Government
                                                                                 Securities     Portfolio     Only,
                                                                                 Voting Separately

        ------------------------------------------------------------------------ -----------------------------------
        ------------------------------------------------------------------------ -----------------------------------
        i. Borrowing                                                             All Portfolios, Voting Separately
------- ------------------------------------------------------------------------ -----------------------------------
        ------------------------------------------------------------------------ -----------------------------------
        j. Pledging, Mortgaging or Hypothecating Assets                          All Portfolios, Voting Separately

        ------------------------------------------------------------------------ -----------------------------------
        ------------------------------------------------------------------------ -----------------------------------
        k. Lending                                                               All Portfolios, Voting Separately
        ------------------------------------------------------------------------ -----------------------------------
        ------------------------------------------------------------------------ -----------------------------------
        l. Diversification                                                       Total Return Portfolio, Growth Portfolio
                                                                                 and Oppenheimer International Growth
                                                                                 Fund/VA Only, Voting Separately
------- ------------------------------------------------------------------------ -----------------------------------

         Shares of each Portfolio are sold to provide benefits under variable life insurance policies, variable annuity contracts and other separate accounts (collectively the "Accounts") of insurance companies that are the owners of record of the Portfolios' shares (the
"Participating Insurance Companies").  Further information on the Portfolios is provided in each Portfolio's Prospectus. Further information on the Accounts is provided in the Prospectus of that Account, which may be obtained by contacting the Participating
Insurance Company whose name, address and toll-free number appears in that Account Prospectus, or by calling 1.800.708.7780.

Shares Outstanding and Entitled to Vote.  The Fund consists of four separate Portfolios.  These are Total Return Portfolio, Growth
Portfolio, Oppenheimer International Growth Fund/VA and Government Securities Portfolio.  The number of shares outstanding as of March
13, 2002 is shown on Exhibit A.  On matters submitted to a separate vote, each share of that Portfolio has voting rights equal to each other share of that Portfolio.  Participating Insurance Companies may be required to forward soliciting material to their contract owners.

         Shares owned of record by a Participating Insurance Company will be voted by that Participating Insurance Company based on instructions received from its contract owners.  Portfolio shares are owned by contract owners through their insurance contracts, and contract owners are referred to in this proxy as shareholders.  If no instructions are received, the Participating Insurance Company will, as record holder, vote such shares on the Proposals in the same proportion as that insurance company votes shares for which voting instructions were received in time to be voted.  If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of each Proposal.  All of the outstanding shares of each Portfolio are held of record by one or more of the Participating Insurance Companies, which are identified below.  As of March 13, 2002, the only entities owning of record or known by the management of the Fund to be beneficial owners of 5% or more of the outstanding shares of the Portfolios were: Massachusetts
Mutual Life Insurance Company, ("MassMutual"), Columbus Life Insurance Company ("Columbus") and Lincoln Benefit Life Company ("Lincoln").
Such shares were held as shown on Exhibit A.

PROPOSAL 1: ELECTION OF DIRECTORS

         At the Meeting, nine (9) Directors are to be elected. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy ballot instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted for the election of the nominees named below.

         As a Maryland Corporation, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing
Directors. As a result, if elected, the Directors will hold office until the next meeting of shareholders called for the purpose of electing Directors and until their successors are duly elected and shall have qualified.  If a nominee should be unable to accept election, serve his or her term, or resign, the Board of Directors may, in its discretion, select another person to fill the vacant position.

         Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Director or to take other action described in the
Fund's Articles of Incorporation.  Also, if at any time less than a majority of the Directors holding office have been elected by the shareholders, the Directors then in office will promptly call a shareholders' meeting for the purpose of electing Directors.

         Each of the nominees has consented to be named as such in this Proxy Statement and to serve as Directors if elected.  Each of the Directors serves as Director of other funds in the Oppenheimer family of funds (referred to as "Board II Funds" in this Proxy
Statement).

         The Fund's Directors and officers, their positions with the Fund and length of service in such positions and their principal occupations and business affiliations during the past five years are listed below.  Each of the Directors is an independent director of the Fund, ("Independent Director"). This means that they are not affiliated persons or interested persons of the Fund  as defined in the
Investment Company Act of 1940 (referred to in this Proxy Statement as the "1940 Act"). If elected, Mr. Murphy would be an "interested director", because he is affiliated with OppenheimerFunds, Inc. (the "Manager") by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.  If elected, Mr. Murphy would be elected as a Director with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a Director of the Fund and the other
Board II Funds for which he is a director or trustee.  All information is as of December 31, 2001.

Nominees for Independent Director

--------------------------- ----------------------------------------------------------- -------------- ----------------
Name, Address, 1  Age,      Principal Occupation(s) During Past 5 Years / Other         Dollar Range      Aggregate
                                                                                                        Dollar Range
                                                                                                          of Shares
                                                                                          of Shares     Owned in any
Position(s) Held with                                                                   Owned in the    of the Board
Fund and Length of Time     Directorships Held by Director / Number of Portfolios in     Fund (as of    II Funds (as
Served2                     Fund Complex Overseen by Director                             12/31/01)     of 12/31/01)
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
James C. Swain, Chairman,   Formerly (until January 2, 2002) Vice Chairman of the            $0         Over $100,000
Chief Executive Officer     Manager and (until 1997) President and a director of
and Director, since 1996    Centennial Asset Management Corporation, an investment
Age: 68                     advisory subsidiary of the Manager. Director/Trustee of
                            41 portfolios  in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
William L. Armstrong,       Chairman of the following private mortgage banking
Director since 1999         companies: Cherry Creek Mortgage Company (since 1991),
Age: 64                     Centennial State Mortgage Company (since 1994), The El
                            Paso Mortgage Company (since 1993), Transland Financial
                            Services, Inc. (since 1997); Chairman of the following
                            private companies: Great Frontier Insurance (insurance
                            agency) (since 1995) and Ambassador Media Corporation
                            (since 1984); Director of the following public companies:
                            Storage Technology Corporation (computer equipment
                            company) (since 1991), Helmerich & Payne, Inc. (oil and
                            gas drilling/production company) (since 1992), UNUM              $0           $50,001-
                            Provident (insurance company) (since 1991); formerly                          $100,000
                            Director of International Family Entertainment
                            (television channel) (1992 - 1997) and Natec Resources,
                            Inc. (air pollution control equipment and services
                            company) (1991-1995), Frontier Real Estate, Inc.
                            (residential real estate brokerage) (1994-1999), and
                            Frontier Title (title insurance agency) (1995-June 1999);
                            formerly U.S. Senator (January 1979-January 1991).
                            Director/ Trustee of 40 portfolios  in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert G. Avis, Director    Formerly (until February 2001), Director and President of
since 1996                  A.G. Edwards Capital, Inc. (General Partner of private
Age: 70                     equity funds); formerly (until March 2000), Chairman,
                            President and Chief Executive Officer of A.G. Edwards
                            Capital, Inc.; formerly (until March 1999), Vice Chairman
                            and Director of A.G. Edwards, Inc. and Vice Chairman of
                            A.G. Edwards & Sons, Inc. (its brokerage company                 $0         Over $100,000
                            subsidiary); (until March 1999), Chairman of A.G. Edwards
                            Trust Company and A.G.E. Asset Management (investment
                            advisor); (until March 2000), a Director of A.G. Edwards
                            & Sons and A.G. Edwards Trust Company. Director/Trustee
                            of 41 portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
George C. Bowen, Nominee    Formerly (until April 1999) Mr. Bowen held the following
Age: 65                     positions: Senior Vice President (from September 1987)
                            and Treasurer (from March 1985) of the Manager; Vice
                            President (from June 1983) and Treasurer (since March
                            1985) of OppenheimerFunds Distributor, Inc., a subsidiary
                            of the Manager; Senior Vice President (since February
                            1992), Treasurer (since July 1991) Assistant Secretary
                            and a Director (since December 1991) of Centennial Asset
                            Management Corporation; Vice President (since October
                            1989) and Treasurer (since April 1986) of HarbourView
                            Asset Management Corporation, an investment advisory
                            subsidiary of the Manager; President, Treasurer and a
                            Director of Centennial Capital Corporation (since June
                            1989), a prior investment advisory subsidiary of the
                            Manager; Vice President and Treasurer (since August 1978)
                            and Secretary (since April 1981) of Shareholder Services,        $0         Over $100,000
                            Inc., and Vice President, Treasurer and Secretary of
                            Shareholder Financial Services, Inc. (since November
                            1989), both are transfer agent subsidiaries of the
                            Manager; Assistant Treasurer of Oppenheimer Acquisition
                            Corp. (since March 1998), the Manager's parent holding
                            company; Treasurer of Oppenheimer Partnership Holdings,
                            Inc. (since November 1989), a holding company subsidiary
                            of the Manager; Vice President and Treasurer of
                            Oppenheimer Real Asset Management, Inc. (since July
                            1996), an investment advisory subsidiary of the Manager;
                            Treasurer of OppenheimerFunds International Ltd. and
                            Oppenheimer Millennium Funds plc (since October 1997),
                            offshore fund management subsidiaries of the Manager.
                            Director/Trustee of 36 portfolios in the OppenheimerFunds
                            complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Edward L. Cameron,          Formerly (from 1974-1999) a partner with
Nominee                     PricewaterhouseCoopers LLP (an accounting firm) and
Age: 63                     Chairman, Price Waterhouse LLP Global Investment
                            Management Industry Services Group (from 1994-1998).             $0         Over $100,000
                            Director/Trustee of 36 portfolios  in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Jon S. Fossel,              Formerly (until October 1995), Mr. Fossel held the
Director since 1996         following positions: Chairman and a director of the
Age: 59                     Manager, President and a director of Oppenheimer
                            Acquisition Corp., Shareholder Services, Inc. and                $0         Over $10,000
                            Shareholder Financial Services, Inc. Director/Trustee of
                            40 portfolios  in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Sam Freedman,               Formerly (until October 1994) Mr. Freedman held the
Director since 1996         following positions: Chairman and Chief Executive Officer
Age: 61                     of OppenheimerFunds Services; Chairman, Chief Executive
                            Officer and a Director of Shareholder Services, Inc.,
                            Chairman, Chief Executive Officer and Director of                $0         Over $100,000
                            Shareholder Financial Services, Inc., Vice President and
                            Director of Oppenheimer Acquisition Corp. and a Director
                            of OppenheimerFunds, Inc. Director/Trustee of 41
                            portfolios  in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
F. William Marshall, Jr.,   Director (since 1996) of MassMutual Institutional Funds          $0         Over $100,000
Nominee                     and of MML Series Investment Fund (open-end investment
Age: 59                     companies). Formerly (until 1999) Chairman of SIS &
                            Family Bank, F.S.B. (formerly SIS Bank); President, Chief
                            Executive Officer and Director of SIS Bankcorp., Inc. and
                            SIS Bank (formerly Springfield Institution for Savings)
                            (1993-1999); Executive Vice President (until 1999) of
                            Peoples Heritage Financial Group, Inc.; Chairman and
                            Chief Executive Office of Bank of Ireland First Holdings,
                            Inc. and First New Hampshire Banks (1990-1993).
                            Director/Trustee  of 36 portfolios  in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

Nominee for Interested Director

-------------------------- ------------------------------------------------------------- ------------- ----------------
Name, Address,3 Age,       Principal Occupation(s) During Past 5 Years /Directorships       Dollar        Aggregate
                                                                                                        Dollar Range
                                                                                           Range of       of Shares
                                                                                            Shares      Owned in any
                                                                                           Owned in        of the
Position(s) Held with                                                                      the Fund      Oppenheimer
Fund and Length of Time                                                                     (as of     Funds4 (as of
Served                     Held/Number of Portfolios in Fund Complex Overseen             12/31/01)       12/31/01)
-------------------------- ------------------------------------------------------------- ------------- ----------------
-------------------------- ------------------------------------------------------------- ------------- ----------------
John V. Murphy,            Chairman, Chief Executive Officer and Director (since June
President since October    2001) and President (since September 2000) of the Manager;
2001                       President and a Director of other Oppenheimer funds;               $0        Over $100,000
Age: 52                    President and a Director (since July 2001) of Oppenheimer
                           Acquisition Corp. and of Oppenheimer Partnership Holdings,
                           Inc.; a Director (since November 2001) of OppenheimerFunds
                           Distributor, Inc.; Chairman and a Director (since July
                           2001) of Shareholder Services, Inc. and of Shareholder
                           Financial Services, Inc.; President and a Director (since
                           July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a Director of the following investment advisory subsidiaries of OFI: OAM
                           Institutional, Inc. and Centennial Asset Management
                           Corporation (since November 2001), HarbourView Asset
                           Management Corporation and OFI Private Investments, Inc.
                           (since July 2002); President (since November 1, 2001) and a
                           Director (since July 2001) of Oppenheimer Real Asset
                           Management, Inc.; a Director (since November 2001) of
                           Trinity Investment Management Corp. and Tremont Advisers,
                           Inc., investment advisory affiliates of the Manager;
                           Executive Vice President (since February 1997) of
                           Massachusetts Mutual Life Insurance Company, the Manager's
                           parent company; a Director (since June 1995) of DBL
                           Acquisition Corporation; formerly, Chief Operating Officer
                           (from September 2000 to June 2001) of the Manager;
                           President and Director (from November 1999 to November
                           2001) of MML Series Investment Fund and MassMutual
                           Institutional Funds, open-end investment companies; a
                           Director (from September 1999 to August 2000) of C.M. Life
                           Insurance Company; President, Chief Executive Officer and
                           Director (from September 1999 to August 2000) of MML Bay
                           State Life Insurance Company; a Director (from June 1989 to
                           June 1998) of Emerald Isle Bancorp and Hibernia Savings
                           Bank, wholly-owned subsidiary of Emerald Isle Bancorp.
                           Director/Trustee of 63 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------------- ------------- ----------------

A.       General Information Regarding the Board of Directors.

         The Fund is governed by a Board of Directors, which is responsible under Maryland law for protecting the interests of shareholders.  The Directors meet periodically throughout the year to oversee the Fund's activities, review its performance and review the actions of the Manager, which is responsible for the Fund's day-to-day operations.  Seven meetings of the Directors were held during the fiscal year ended December 31, 2001.  Each of the incumbent Directors was present for at least 75% of the Board of Directors meetings and committee meetings held for which that Director served.

B.       Committees of the Board of Directors.

         The Board of Directors has appointed standing Audit and Review Committees comprised of Independent Directors only.  Currently, the sole member of the Audit Committee is C. Howard Kast who intends to reign as a Director upon the election of the nominees and is therefore not standing for re-election.  Edward L. Cameron will become the Chairman of the Audit Committee and F. William Marshall will become a member of the Audit Committee if elected by shareholders.

         The Audit Committee held six meetings during the fiscal year ended December 31, 2001.  The Audit Committee furnishes the Board with recommendations regarding the selection of the Fund's independent auditors.  Other main functions of the Audit Committee include, but are not limited to:  (i) reviewing the scope and results of audits and the audit fees charged; (ii) reviewing reports from the Fund's independent auditors regarding the Fund's internal accounting procedures and controls; and (iii) establishing a separate line of communication between the Fund's independent auditors and its independent Directors.

         The Audit Committee's functions include selecting and nominating to the full Board, Independent nominees for election as
Independent Directors.  The Audit Committee may, but need not consider the advise and recommendation of the Manager and its affiliates in selecting nominees. The full Board elects new Directors except for those instances when a shareholder vote is required.

         To date, the Audit Committee has been able to identify from its own resources an ample number of qualified candidates.
Nonetheless, shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Audit
Committee's consideration by mailing such information to the Committee in care of the Fund.  The Committee may consider such persons at such time as it meets to consider possible nominees.  The Committee, however, reserves sole discretion to determine the candidates to present to the Board and/or shareholders and when it meets for the purpose considering potential nominees.

         Currently, the members of the Review Committee are Jon S. Fossel (Chairman), Sam Freedman, William L. Armstrong, and Robert G.
Avis. George C. Bowen will become a member if elected by shareholders. The Review Committee held six meetings during the fiscal year ended December 31, 2001.  Among other functions, the Review Committee reviews reports and makes recommendations to the Board concerning the fees paid to the Fund's transfer agent and the services provided to the Fund by the transfer agent.  The Review Committee also reviews policies and procedures adopted by the Fund to comply with the 1940 Act and other applicable law.

         Based on the Audit Committee's recommendation, the Board of Directors of the Fund, including a majority of the Independent
Directors, at a meeting held December 17, 2001, selected Deloitte & Touche LLP ("Deloitte") as auditors of the Fund for the fiscal year beginning January 1, 2002.  Deloitte also serves as auditors for certain other funds for which the Manager acts as investment advisor and provides certain auditing and non-auditing services for the Manager and its subsidiaries.

         During the fiscal year ended December 31, 2001, Deloitte performed audit services for the Fund including the audit of each
Portfolio's financial statements, review of their Fund's each Portfolio's annual report and registration statement amendment, consultation on financial accounting and reporting matters, and meetings with the Board of Directors.

     1.  Audit Fees.

         The aggregate fees billed by Deloitte for professional services rendered for the audit of the Portfolio's annual financial statements for the fiscal year ended December 31, 2001 were $55,000.

     2.  All Other Fees.

         There were no fees billed by Deloitte for services rendered to the Portfolios other than the services described above under
"Audit Fees" for the fiscal year ended December 31, 2001.  Additionally, $23,560 in fees were billed by Deloitte to the Manager or subsidiaries of the Manager for non-audit services rendered to the Manager or its subsidiaries for the fiscal year ended December 31,
2001.  The Audit Committee considered whether the provision of these non-audit services is compatible with maintaining Deloitte's independence with respect to audit services it provides to the Portfolios.

         Representatives of Deloitte are not expected to be present at the Meeting but will be available should any matter arise requiring their presence.

C.  Additional Information Regarding Directors and Officers.

         The Fund's Independent Directors are paid a retainer plus a fixed fee for attending each meeting and are reimbursed for expenses incurred in connection with attending such meetings.  Each Board II Fund for which they serve as a trustee, director or committee member pays a share of those expenses.

         Neither the officers of the Fund nor any Director who is not an Independent Director receives any salary or fee from the
Portfolios. The remaining Directors of the Fund received the compensation shown below from each of the Portfolios with respect to the
Fund's fiscal year ended December 31, 2001. Although the nominees who are not currently Directors of the Fund did not receive any compensation from the Portfolios for the periods shown, they are included in the chart below because they received compensation from other Board II funds. Mr. Swain did not receive any compensation from any of the Board II funds (including the Portfolios) for the periods shown due to his former affiliation with the Manager as described in his biography above.  Mr. Swain has reported that he sold a residential property to Mr. Freedman on October 23, 2001 for $1.2 million.  An independent appraisal of the property supported the sale price.

         The compensation from all of the Board II Funds (including the Portfolio) represents compensation received as a trustee, director or member of a committee of the boards of those funds during the calendar year 2001.  Compensation is paid for services in the positions below their names.

----------------------------------------------------------------------------------------------------------------------------
                                          Aggregate Compensation from Portfolio1
----------------------------------------------------------------------------------------------------------------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------

                                                                                           Number of           Total
                                                                                          Funds which       Compensation
Director, Name of          Total                       Oppenheimer        Government      Director or         from all
Nominee or other Fund      Return        Growth       International       Securities        Nominee           Board II
Position(s)        (as     Portfolio   Portfolio         Growth           Portfolio     Oversees as of      Funds (41)2
applicable)                                              Fund/VA                           12/31/01
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
William L. Armstrong
 Review Committee Member      $833        $696            $264               $370             40              $78,865
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
Robert G. Avis
 Review Committee Member      $839        $701            $266               $373             41              $79,452
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
George Bowen 3                N/A         N/A              N/A               N/A              36              $75,936
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
Edward L. Cameron3            N/A         N/A              N/A               N/A              36              $75,794
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
John S. Fossel
 Review Committee                                                                             40
Chairman                      $889        $742            $282               $395                             $84,177

-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
Sam Freedman
 Review Committee Member      $881        $736            $279               $392             41              $83,402
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
C. Howard Kast4
 Audit Committee Member       $924        $771            $293               $411             41              $87,452

-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------

Robert M. Kirchner4           $839        $701            $266               $373             41              $79,452
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------

F. William Marshall, Jr.      N/A         N/A              N/A               N/A              36              $69,922
-------------------------- ----------- ----------- -------------------- --------------- ---------------- -------------------
1.       For the Fund's fiscal year ended December 31, 2001.
2.       For the 2001 calendar year.
3.       Messrs. Bowen and Cameron are members of the Review and Audit Committees, respectively, of other Oppenheimer funds.
4.       Messrs. Kast and Kirchner intend to resign as Directors upon the election of the nominees and therefore are not standing for re-election.

The Board of Directors has adopted a Deferred Compensation Plan for Independent Directors that enables Directors to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund.  As of December 31, 2001, none of the
Directors elected to do so.  Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director.  The amount paid to the Director under the plan will be determined based upon the performance of the selected funds.  Deferral of Directors' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share.  The plan will not obligate the Fund to retain the services of any
Director or to pay any particular amount of compensation to any Director.

         Information is given below about the executive officers who are not Directors of the Fund, including their business experience during the past five years.  Messrs. Albers, Monoyios, Bisbey, Manioudakis, Evans, Murphy, Zack, Wixted, Molleur and Farrar, and Mses.
Feld and Ives, respectively, hold the same office with the other funds in the Oppenheimer family of funds.   In light of Mr. Murphy's
nomination as a Director of the Fund, his biography is provided above.

----------------------------------------------- -----------------------------------------------------------------------
Name, Address,1 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Service2
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Charles Albers,                                 Senior Vice President  (since April 1998) of the Manager;  a Certified
Vice President and Portfolio Manager, since     Financial   Analyst;   an  officer  and  portfolio  manager  of  other
April 1998                                      Oppenheimer  funds;  formerly a Vice  President and portfolio  manager
 Age: 61                                        for Guardian Investor Services,  the investment  management subsidiary of The Guardian Life Insurance Company (1972 - April 1998).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Nikolaos D. Monoyios,                           Vice President of the Manager (since April 1998); an officer and
Vice  President and Portfolio  Manager,  since  portfolio manager of other Oppenheimer funds; a Certified Financial
April 1998                                      Analyst; formerly a Vice President and portfolio manager for Guardian
Age: 52                                         Investor Services, the investment management subsidiary of The
                                                Guardian Life Insurance Company (1979 - March 1998).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Patrick M. Bisbey,                              Vice President (since November 1990), Managing Director (since June
Portfolio Manager, since November 1998          1992), Manager of Trading and Portfolio Operations (since January,
Age: 43                                         1984) and Director (since November 2001) of Trinity Investment
                                                Management Corporation, a wholly-owned subsidiary of
                                                OppenheimerFunds, Inc's immediate parent, Oppenheimer Acquisition
                                                Corp.; a portfolio manager of another Oppenheimer fund.
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Angelo G. Manioudakis,                          Senior Vice  President of the Manager  (since April 2002);  an officer
Vice President and Portfolio Manager,
since April 2002                                and portfolio manager of other Oppenheimer  funds;  formerly Executive
Age: 35                                         Director  and  Portfolio  Manager for Miller,  Anderson & Sherrerd,  a
                                                division of Morgan Stanley Investment Management (August 1993).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
George Evans, Vice President and Portfolio      Vice  President of the Manager (since October 1993) and of HarbourView
Manager, since October 1993
Age: 42                                         Asset  Management  Corporation  (since  July  1994);  an  officer  and portfolio manager of other Oppenheimer funds.
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Brian W. Wixted,                                Senior Vice President and Treasurer of the Manager (since March
Treasurer,  Principal Financial and Accounting  1999); Treasurer (since March 1999) of HarbourView Asset Management
Officer since April 1999                        Corporation, Shareholder Services, Inc., Oppenheimer Real Asset
Age: 42                                         Management Corporation, Shareholder Financial Services, Inc.,
                                                Oppenheimer Partnership Holdings, Inc., OFI Private Investments, Inc.
                                                (since March 2000), OppenheimerFunds International Ltd. and
                                                Oppenheimer Millennium Funds plc (since May 2000), and OAM
                                                Institutional, Inc. (since November 2000), Treasurer and Chief
                                                Financial Officer (since May 2000) of Oppenheimer Trust Company, a trust company subsidiary of the Manager; Assistant Treasurer (since
                                                March 1999) of Oppenheimer Acquisition Corp. and OppenheimerFunds
                                                Legacy Program (since April 2000); an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Scott T. Farrar,                                Vice  President  of the  Manager/Mutual  Fund  Accounting  (since  May
Assistant Treasurer since May 1996              1996);  Assistant  Treasurer of Oppenheimer  Millennium  Funds plc and
Age: 36                                         OppenheimerFunds International,  Ltd. (since October 1997); an officer of other Oppenheimer Funds.
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Robert G. Zack,                                 Senior  Vice  President  (since May 1985) and General  Counsel  (since
Secretary since November 1, 2001                February  2002) of the Manager;  Assistant  Secretary  of  Shareholder
Age: 53                                         Services, Inc. (since May 1985),  Shareholder Financial Services, Inc.
                                                (since  November  1989);   OppenheimerFunds   International  Ltd.  and
                                                Oppenheimer  Millennium  Funds plc (since October 1997); an officer of other Oppenheimer  funds;  formerly,  Acting General Counsel (November
                                                2001-February  2002) and  Associate  General  Counsel  (1984 - October
                                                2001)
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Denis R. Molleur,                               Vice  President and Senior  Counsel of the Manager  (since July 1999);
Assistant Secretary since November 1, 2001      an officer of other Oppenheimer  funds;  formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Katherine P. Feld,                              Vice  President and Senior  Counsel of the Manager  (since July 1999);
Assistant Secretary since November 1, 2001      an officer of other Oppenheimer  funds;  formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Kathleen T. Ives,                               Vice  President  and  Assistant  Counsel of the  Manager  (since  June
Assistant Secretary since November 1, 2001      1998); an officer of other  Oppenheimer  funds;  formerly an Assistant
Age: 36                                         Vice  President  and Assistant  Counsel of the Manager  (August 1997 -
                                                June 1998); and Assistant  Counsel of the Manager (August  1994-August
                                                1997).
----------------------------------------------- -----------------------------------------------------------------------

         As of March 13, 2002, the Directors and officers as a group beneficially owned none of the outstanding shares of the Portfolios.

                                               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                                            A VOTE FOR THE ELECTION OF EACH NOMINEE AS DIRECTOR

Introduction to Proposal 2

A.       What is the Historical Background of the Portfolio's Current Investment Policies?

         The Portfolios operate in accordance with their investment objectives, policies and restrictions, which are described in the prospectus and statement of additional information (together, the "prospectus"). The Portfolio's policies generally are classified as either "fundamental" or "non-fundamental."  Fundamental policies can be changed only by a shareholder vote.  Non-fundamental policies may be changed by the Directors without shareholder approval, although significant changes will be described in amendments to the Portfolios'
prospectuses.

         The 1940 Act requires that certain policies of the Portfolios be classified as fundamental.  Proposal 2 is intended to modernize the Portfolios' policies as well as standardize their policies by reclassifying fundamental policies that are not required to be fundamental as non-fundamental or by eliminating them entirely.  The proposals are designed to provide the Portfolios with maximum flexibility to pursue their investment objectives and respond to an ever-changing investment environment.  The Portfolios, however, have no current intention of significantly changing their actual investment strategies should shareholders approve the proposed changes.

         Subsequent to the Fund being established, certain regulatory requirements applicable to registered open-end investment companies
(referred to as "mutual funds" in this Proxy Statement) changed.  For example, certain restrictions previously imposed by state regulations were preempted by the National Securities Markets Improvement Act of 1996 ("NSMIA"), and are no longer applicable to mutual funds.  As a result, the Portfolios currently are subject to several fundamental investment policies that are either more restrictive than required under current regulations or no longer required at all.

         With the passage of time, the development of new industry practices and changes in regulatory standards, several of the
Portfolios' fundamental policies are considered by the Directors and the Manager to be unnecessary or unwarranted. Other fundamental policies merely restate applicable regulatory requirements and are therefore redundant.  The standardized restrictions proposed below would comply with current federal regulatory requirements and are written to provide the Portfolios with flexibility to respond to future legal, regulatory, market and industry developments. The proposed standardized changes will not affect the Portfolios' investment objectives.

B.       Why do the Fund's Directors Recommend the Proposed Changes?

         The Directors believe standardizing and reducing the total number of investment policies that can be changed only by a shareholder vote will assist the Fund and the Manager in maintaining compliance with the various investment restrictions to which the
Portfolio are subject, and will help minimize the costs and delays associated with holding future shareholder meetings to revise fundamental investment policies that become outdated or inappropriate. The Directors also believe that the Manager's ability to manage the Portfolios' assets in a changing investment environment will be enhanced, and that investment management opportunities will be increased by the proposed changes.

         Although the Directors believe the proposed changes in fundamental investment policies will provide the Portfolios greater flexibility to respond promptly to future investment opportunities, the Directors do not anticipate that the changes, either individually or together, will result in a material change in the level of risk associated with investment in the Portfolios.  In addition, the Fund's
Directors do not anticipate that the proposed changes will materially affect the manner in which the Portfolios are managed. In the future, if the Directors determine to change materially the manner in which the Portfolios' are managed, the Portfolios' prospectuses will be amended to reflect such a change.

         The recommended changes are specified below. Shareholders of the Portfolios are requested to vote on each sub-proposal in
Proposal 2 separately. If approved, the effective date of the sub-proposals will be delayed until the Portfolios' prospectuses can be updated to reflect the changes. If any sub-proposal in Proposal 2 is not approved, the fundamental investment policy or policies covered in that sub-proposal will remain unchanged.

           PROPOSAL 2: TO APPROVE THE ELIMINATION OR AMENDMENT OF CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE PORTFOLIOS

A.       Senior Securities.

         Each Portfolio is currently  subject to a fundamental  investment  policy  prohibiting it from issuing  senior  securities.  It is proposed that the current fundamental restriction be amended.  The current fundamental restriction is set forth below.

                                          Current Fundamental Policy Proposed Fundamental Policy
                                          -------------------------- ---------------------------

A portfolio cannot issue "Senior Securities."                 A Portfolio cannot invest in "senior securities",
                                                              except to the extent  permitted  under the 1940 Act, the rules or regulations thereunder  or any  exemption  therefrom  that is  applicable to the Fund, as such statute,  rules or regulations  may be amended or interpreted  from time to time.

         The purpose of this proposal is to clarify the Portfolios' fundamental policies on issuing senior securities and to conform the
Portfolios' policies in this area to ones that are consistent with that of other Oppenheimer funds.  The Directors believe that standardized policies will assist the Portfolios and the Manager in maintaining compliance with the various investment policies to which the Oppenheimer funds are subject.

B.  Industry Concentration.

         Total Return Portfolio and Growth Portfolio are subject to a fundamental investment policy prohibiting them from "concentrating"
its investments, that is, investing "more than 25%" of their total assets in any one industry, excluding securities issued or guaranteed by the United States government or its agencies and instrumentalities.  Consistent with the SEC staff's interpretation of "concentration"
under the 1940 Act, the Portfolios interpret this policy to apply to "25% or more" of their total assets rather than "more than 25%." The
Fund's Directors propose that the Portfolios' industry concentration policies remain fundamental, but be amended to state that they apply to "25% or more" of a Portfolio's total assets and to clarify that the policy does not apply to investments in securities issued by other mutual funds. The Directors believe that amending this policy as proposed will not affect management of the Portfolios.  The current and proposed policies are stated below.

                    Current Fundamental Policy                                Proposed Fundamental Policy
                    --------------------------                                ---------------------------
 A  Portfolio  cannot  invest  more  than 25% of its  total     Total  Return  Portfolio  and  Growth  Portfolio  cannot
 assets  (taken  at  market  value  at  the  time  of  each     concentrate  investments.  That means  these  portfolios
 investment)  in  the   securities  of  issuers   primarily     cannot  invest  25% or more of  their  total  assets  in
 engaged  in  the  same   industry.   For  the  purpose  of     companies  in any one  industry.  That  limit  does  not
 interpreting  this  restriction,   utilities  are  divided     apply to  securities  issued or  guaranteed  by the U.S.
 according  to  their  services.   For  example,  gas,  gas     government  or its  agencies  and  instrumentalities  or
 transmissions,  electric and telephone each are considered     securities issued by investment companies.
 to be a separate industry.  However,  this limitation does
 not  apply  to  the  purchase  of  obligations  issued  or
 guaranteed  by  the  U.S.  government,   its  agencies  or
 instrumentalities,   certificates  of  deposit  issued  by
 domestic   banks   and   bankers'    acceptances.    (This
 restriction  does not apply to  Oppenheimer  International
 Growth Fund/VA or Government Securities Portfolio).

         The purpose of this proposal is to clarify the Portfolios' fundamental policies on industry concentration and to conform the
Portfolios' policies in this area to ones that is consistent with that of other Oppenheimer funds.  The Directors believe that standardized policies will assist the Portfolios and the Manager in maintaining compliance with the various investment policies to which the Oppenheimer funds are subject.  Should shareholders approve this proposal, the Portfolios would be permitted to enter into a fund-of-funds arrangement as discussed below in Paragraph D ("Investing in Other Investment Companies").

C.  Investing in a Company for the Purpose of Acquiring Control.

         Each Portfolio is currently subject to a fundamental investment policy prohibiting it from making investments by itself or together with any other Portfolio for the purpose of acquiring control over any issuer.  It is proposed that the current fundamental investment policy be eliminated.  Although the Portfolios currently have no intention of investing for the purpose of acquiring control of a company, the Directors believe that the existing policy is unnecessary and may reduce possible investment opportunities as well as undermine a Portfolio's ability to realize the full value of portfolio investments under certain circumstances.  The current fundamental investment policy is set forth below.

                                                   Current Fundamental Policy
                                                   --------------------------
                   A Portfolio  cannot,  by itself or together  with any other  Portfolio or  Portfolios, make investments for the purpose of exercising control of management.

         Elimination of this fundamental investment policy is not expected to have a significant impact on the Portfolios' investment practices or management because the Portfolios currently have no intention of investing in companies for the purpose of obtaining or exercising management or control.  This policy was originally adopted to address then existing state requirements in connection with the registration of shares of the Portfolios for sale in a particular state or states. As a result of NSMIA, the state restriction no longer applies to the Portfolios.

         The existing policy may unnecessarily restrict the Portfolios' investment flexibility because the Portfolios might be considered to be investing for control if they purchase a large percentage of the securities of a single issuer.  The existing policy also may undermine the Portfolios' ability to realize the full value of portfolio investments under certain circumstances.  For example, if an issuer in which a Portfolio has invested subsequently seeks to reorganize under the protection of the bankruptcy laws, it may be in the
Portfolio's best interest to be represented on the creditors' committee appointed during the bankruptcy proceedings.  The existing policy may prevent the Portfolios from securing representation on such a creditors' committee.

         The Directors therefore recommend that shareholders approve elimination of this fundamental investment policy in order to increase each Portfolio's flexibility when choosing investments and investment strategies in the future.

D.  Investing in Other Investment Companies.

         Each Portfolio is currently subject to a fundamental investment policy limiting its investment in securities of other investment companies.  It is proposed that the current fundamental restriction be eliminated.  The current investment policy is set forth below.

                                            Current Fundamental Policy
                                            --------------------------
           A portfolio cannot purchase  securities of other investment  companies,  except in connection with a merger,  consolidation,  acquisition or reorganization.  Another exception is purchase in the open market of securities  of closed-end  investment  companies if no  underwriter  or dealer's commission or profit,  other than customary broker's  commission,  is involved,  but only if  immediately  after the purchase not more than 10% of the  Portfolio's  total assets, taken at market value, would be invested in such securities.

         The existing policy is not required to be fundamental under the 1940 Act. The purpose of this proposal is to provide the
Portfolios with the maximum flexibility permitted by law to pursue their investment objectives.

         The ability of the Portfolios to invest in other mutual funds is restricted by Section 12(d)(1) of the 1940 Act.  NSMIA amended
Section 12 to permit mutual funds to enter into so-called fund-of-funds or master/feeder arrangements with other mutual funds in a fund complex, and granted the SEC broad powers to provide exemptive relief for these purposes.  The Fund is a party to an exemptive order from the SEC permitting it to enter into a fund-of-funds arrangement with other affiliated funds. Elimination of this fundamental investment policy is necessary to permit the Portfolios to take advantage of the exemptive relief.  However, the Fund does not currently anticipate participating in a fund-of-funds arrangement for any Portfolio. Although it may do so in the future should shareholders approve this proposal, the Portfolio's prospectus would be updated to reflect such a change in policy.

         An investment in another mutual fund may result in the duplication of expenses.  Should the Directors determine in the future that a Portfolio's participation in a fund-of-funds arrangement is in the best interests of the Fund, the Directors would consider and take steps to mitigate the potential for duplication of fees in determining whether the Portfolio's participation in such an arrangement is suitable for the Portfolio and its shareholders.

E.  Investing in Oil, Gas or Other Mineral Exploration or Development Programs, Real Estate and Commodities.

         Each Portfolio is currently subject to a fundamental investment policy prohibiting it from investing in interests in oil, gas or other mineral-related programs or leases, real estate  and commodities.  It is proposed that these current fundamental policies be amended.  The current and proposed fundamental restrictions are set forth below.

                                                  Current Fundamental Policy
                                                  --------------------------
                A Portfolio  cannot  purchase or sell interests in oil, gas or other mineral  exploration or development  programs,  commodities,  commodity  contracts  or real estate.  However,  Total
                Return  Portfolio,   Oppenheimer   International  Growth  Fund/VA,  Growth  Portfolio,   and
                Government  Securities Portfolio each may purchase securities of issuers that invest or deal in any of the above and may invest for hedging purposes in futures  contracts on securities, financial  instruments and indices,  and foreign currency,  as are approved for trading on a registered  exchange.  The  Oppenheimer  International  Growth  Fund/VA  may also  invest in options on foreign futures  contracts on securities,  financial  instruments and indices and foreign currency.

                                                Proposed Fundamental Policy on Commodities
                                                ------------------------------------------

                 A Portfolio cannot invest in physical  commodities or commodities  contracts.  However, a Portfolio can invest in  hedging  instruments  permitted  by any of its other  investment  policies,  and can buy or sell  options, futures,  securities or other instruments backed by, or the investment return from which is linked to, changes in the price of physical commodities, commodity contracts or currencies.

                                                 Proposed Fundamental Policy on Real Estate
                                                 -------------------------------------------

                 A Portfolio  cannot  invest in real estate or in interests in real estate.  However,  a Portfolio  can purchase securities  of issuers  holding real estate or interests in real estate  (including  securities  of real estate investment trusts) if permitted by its other investment policies.

         The 1940 Act requires a mutual fund to have fundamental investment policies governing investments in real estate and commodities.  The Directors believe that the proposed fundamental policies on investing in real estate and commodities will provide the
Portfolios with the maximum flexibility consistent with the current legal requirements.

         Amendment of these fundamental policies is unlikely to affect management of the Portfolios.  This limitation on investing in oil, gas or other mineral exploration or development programs was originally adopted to address then existing state requirements in connection with the registration of shares of the portfolios for sale in a particular state or states. As a result of NSMIA, this state restriction no longer applies to the Portfolios. The Directors recommend that shareholders amend these fundamental investment policies in order to conform the Portfolios' policies in this area to ones that are expected to be standard for other Oppenheimer funds. In addition, the Directors believe that  these changes could increase a Portfolio's flexibility when choosing investments in the future.

F.  Purchasing Securities on Margin and Making Short Sales.

         Each  Portfolio is currently subject to fundamental investment restriction prohibiting it from purchasing securities on margin and making short sales. The existing restrictions are not required to be fundamental investment restrictions under the 1940 Act. It is proposed that the current fundamental restrictions prohibiting the Portfolios from purchasing securities on margin and making short sales be eliminated. The current fundamental investment policy is set forth below.

                                                        Current Fundamental Policy
                                                        --------------------------

                   A Portfolio  cannot  purchase any securities on margin,  however  Panorama  Series Fund may obtain such short term credits as may be necessary  for the clearance of purchases and sales of portfolio securities.  A Portfolio  cannot make short sales of securities or maintain a short position.  The deposit or payment by a Portfolio  of initial or  maintenance  margin in  connection  with futures contracts or related options transactions is not considered the purchase of a security on margin.

         Margin purchases involve the purchase of securities with borrowed money and the 1940 Act imposes certain restrictions on borrowing as discussed in detail below in paragraphs I and J ("Borrowing" and "Pledging, Mortgaging or Hypothecating Assets,"
respectively). "Margin" is the cash or securities that the borrower places with a broker as collateral against the loan.  Although the
Portfolios' current fundamental investment policies prohibit them from purchasing securities on margin, the 1940 Act permits the
Portfolios to obtain such short-term credits as may be necessary for the clearance of transactions.  In addition, SEC staff interpretations permit mutual funds to make margin payments in connection with the purchase and sale of futures contracts and options on futures contracts.

         In a short sale,  an investor  sells a borrowed  security  with a  corresponding  obligation to the lender to return the identical security.  In a short sale,  there is a risk that the investor  may have to buy the  security  later at a higher price than the sales price and incur a loss as a result.  In an investment  technique  known as a short sale  "against-the-box,"  an investor sells short while owning the same securities in the same amount,  or having the right to obtain equivalent  securities.  The investor could have the right to obtain equivalent securities, for example, through ownership of options or convertible securities.

         As a result of NSMIA, the state restrictions regarding margin purchases and short sales no longer apply to the Portfolios. The
Directors recommend that shareholders eliminate this fundamental investment policy in order to conform the Portfolios' policies with that of other Oppenheimer funds.

         Elimination of this fundamental investment policy is unlikely to affect management of the Portfolios.  The Portfolios would continue to be prohibited from purchasing securities on margin.  However, consistent with the 1940 Act, the Portfolios would continue to be able to obtain such short-term credits as may be necessary for clearance of transactions and to make margin payments in connection with the purchase and sale of futures contracts and options on futures contracts.

         Although the Portfolios would be permitted to sell securities short, should shareholders approve this sub-proposal, the
Portfolios would have to maintain the asset coverage required by the 1940 Act if it were to sell securities short.  If the Manager and the Directors believe that it is in the best interests of the Portfolios to engage in short sales to a significant degree, the
Portfolios' prospectuses would have to be updated to reflect that change in policy.

G.       Writing, Purchasing or Selling Puts, Calls or Combinations thereof.

         Growth Portfolio and Total Return Portfolio are currently subject to a fundamental investment restriction prohibiting them from writing, purchasing or selling puts, calls or combinations thereof.  This existing restriction is not required to be a fundamental investment restriction under the 1940 Act.  It is proposed that this current fundamental restriction prohibiting Growth Portfolio and
Total Return Portfolio from writing, purchasing or selling puts, calls or combinations thereof be eliminated.  The current fundamental investment policy is set forth below.

                                                        Current Fundamental Policy
                                                        --------------------------

                A Portfolio  cannot write,  purchase or sell puts,  calls or  combinations  thereof.  However,  Total
                Return  Portfolio and Growth  Portfolio may write covered call options and engage in closing purchase transactions.  (This  restriction  does not apply to  Oppenheimer  International  Growth  Fund/VA and
                Government Securities Portfolio.)

         Elimination of this fundamental investment policy is not expected to have a significant impact on the Portfolio's investment practices or management because this policy was originally adopted to address then existing state requirements in connection with the registration of shares of the Portfolios for sale in a particular state or states.  As a result of NSMIA, the state restriction no longer applies to the Fund.

         The existing policy may unnecessarily restrict the Portfolio's investment flexibility and may also undermine the Portfolio's ability to realize the full value of portfolio investments under certain circumstances.  The Directors therefore recommend that shareholders approve elimination of this fundamental investment policy in order to increase the Portfolio's flexibility when choosing investments and investment strategies in the future.

H.       Investing in Securities of Foreign Issuers.

           Total Return Portfolio, Growth Portfolio and Government Securities Portfolio are subject to a fundamental investment policy prohibiting them from investing in securities of foreign issuers if, at the time of acquisition, more than 10% of the Portfolio's total assets, taken at market value, would be invested in those securities.  However, each of the affected Portfolios can invest up to 25% of its total assets in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading in the New York Stock Exchange.  This existing restriction is not required to be a fundamental investment restriction under the 1940 Act.

         It is proposed that this current fundamental restriction be eliminated as a fundamental investment policy and, for Total Return
Portfolio and Growth Portfolio, recategorized as a non-fundamental policy which can be changed by the Board of Directors without shareholder approval. The current fundamental investment restriction is set forth below.

                                                        Current Fundamental Policy
                                                        --------------------------

                   A Portfolio  cannot invest in securities of foreign issuers if at the time of acquisition  more than
                   10% of its total assets,  taken at market value,  would be invested in those securities.  However, a
                   Portfolio can invest up to 25% of its total assets in securities  (i) issued,  assumed or guaranteed by foreign  governments,  or political  subdivisions or instrumentalities  thereof,  (ii) assumed or guaranteed  by domestic  issuers,  including  Eurodollar  securities,  or (iii)  issued,  assumed or guaranteed by foreign issuers having a class of securities  listed for trading on The New York Stock
                   Exchange.  (This restriction does not apply to Oppenheimer Internaltional Growth Fund/VA.)

I. Borrowing.

         The 1940 Act imposes certain  restrictions on the borrowing  activities of mutual funds. A Portfolio's  borrowing policy must be a fundamental investment policy.  Each Portfolio has a fundamental policy limiting its ability to borrow.

         The restrictions on borrowing are designed to protect mutual fund shareholders and their investments in a fund by limiting a fund's ability to leverage its assets. Leverage exists when a fund has the right to a return on an investment that exceeds the amount the fund contributed to the investment.  Borrowing money to make an investment is an example of how a fund may leverage its assets.

         A mutual fund may borrow money to meet redemptions in order to avoid forced, unplanned sales of portfolio securities.  This technique allows a fund greater flexibility to buy and sell portfolio securities for investment or tax considerations rather than for cash flow considerations.  Some mutual funds also borrow for investment purposes. The Portfolios currently do not borrow for investment purposes.

         There are risks associated with borrowing. Borrowing exposes shareholders and their investments in a fund to a greater risk of loss.  For example, borrowing may cause the value of a fund's shares to be more volatile than if the fund did not borrow.  In addition, to the extent a fund borrows, it will pay interest on the money that it borrows, and that interest expense will raise the overall expenses of the fund and reduce its returns.  The interest payable on the borrowed amount may be more (or less) than the return the fund receives from the securities purchased with the borrowed amount.  Whether or not this sub-proposal is approved by shareholders, the
Portfolios currently do not anticipate that, under normal market conditions, their borrowings would exceed five (5) percent of their net assets.

         The Portfolios are currently subject to a fundamental investment policy concerning borrowing that is more restrictive than required by the 1940 Act.  The Directors propose that the Portfolios' policies on borrowing be amended to permit the Portfolios to borrow as permitted under the 1940 Act.  As amended, the Portfolios' policies on borrowing would remain fundamental policies changeable only by the vote of a majority of the outstanding voting securities of the Portfolios as defined in the 1940 Act.

         The current and proposed fundamental investment policies are set forth below. The current policy on borrowing requires each
Portfolio to borrow only from banks as a temporary measure for extraordinary or emergency purposes. The Portfolios' current policies prohibit each Portfolio from borrowing amounts in excess of 10% of its total assets, taken at market value at the time of borrowing, and prohibits each Portfolio from investing in securities while its borrowings exceed 5% of its assets. The Directors propose that the current policy be amended to permit each Portfolio to borrow as permitted under the 1940 Act.

                    Current Fundamental Policy                                Proposed Fundamental Policy
                    --------------------------                                ---------------------------
 A Portfolio  cannot  borrow  amounts in excess of 10% of its    The  Portfolio  may not  borrow  money,  except  to the
 total  assets,  taken  at  market  value  at the time of the    extent  permitted  under  the 1940  Act,  the  rules or
 borrowing.  It can  borrow  only from  banks as a  temporary    regulations  thereunder or any exemption therefrom that
 measure  for   extraordinary   or  emergency   purposes.   A    is applicable  to the Fund,  as such statute,  rules or
 Portfolio  cannot make  investments in portfolio  securities    regulations may be amended or interpreted  from time to
 while  its  outstanding  borrowings  exceed  5% of its total    time.
 assets.

         Currently, under the 1940 Act, the maximum amount a mutual fund may borrow from banks is up to one-third of its total assets
(including the amount borrowed).  A fund may borrow up to 5% of its total assets for temporary purposes from any person. Under the 1940
Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.   If
shareholders approve this sub-proposal, the Portfolios' current fundamental policies will be replaced by the proposed fundamental policy and the Portfolios' prospectuses will be updated to describe the current restrictions regarding borrowing under the 1940 Act, the rules and regulations thereunder and any exemptions applicable to the Fund.

         If this sub-proposal and the sub-proposals described below in Paragraph J ("Pledging, Mortgaging or Hypothecating Assets"),
Paragraph K ("Lending"), and Paragraph L ("Diversification") are approved by shareholders, it would be possible for the Portfolios to borrow from and lend to other Oppenheimer Funds whose policies permit such activity. The Fund has applied to the SEC for appropriate regulatory relief to permit the Portfolios to engage in an inter-fund borrowing and lending arrangement.  Many of the other funds in the
Oppenheimer funds complex have also applied for this relief.  If the SEC enters an order granting the relief, then the Portfolios could engage in the borrowing and lending arrangement on the terms and conditions approved by the SEC.  If the Fund's Directors were to determine that it was in each Portfolio's best interest to borrow from or lend to other Oppenheimer funds, each Portfolio's prospectus would be updated to reflect such a practice.

J. Pledging, Mortgaging or Hypothecating Assets.

         The Portfolios are currently subject to a fundamental investment policy concerning the pledging, mortgaging or hypothecating of the Portfolio's assets.  It is proposed that this current fundamental investment policy be eliminated.

                                                   Current Fundamental Policy
                                                   --------------------------
                   A  Portfolio  cannot  mortgage,  pledge,  hypothecate  or in any manner  transfer,  as security  for  indebtedness,  any  securities  owned  or held by  such  Portfolio.  An exception is made as may be necessary in connection with  borrowings  mentioned in the preceding  restriction.  In that case such mortgaging,  pledging or hypothecating  may not exceed 10% of the Portfolio's  total assets,  taken at market value at the time of the  transaction.  The deposit of cash  equivalents  and liquid debt  securities  in a segregated  account  with the  Portfolio's  custodian  bank  and/or  with a broker  in connection with futures contracts or related options  transactions and the purchase of securities on a "when-issued" basis are not deemed to be pledges.

         The existing policy concerning pledging, mortgaging or hypothecating of the Fund's assets is not required to be fundamental under the 1940 Act, and the Directors believe that the
Portfolios should be provided with the maximum flexibility permitted by law to pursue its investment objective.  The Directors recommend that the policy regarding pledging, mortgaging or hypothecating be eliminated so that the Portfolios may enter into collateral arrangements in connection with its borrowing requirements consistent with its other investment policies, including its policies regarding borrowing and issuing senior securities.  The elimination of this policy is also necessary for the Portfolios to enter into the inter-fund borrowing and lending arrangements discussed in the sub-proposals in Paragraph I  ("Borrowing") and Paragraph K ("Lending").

K. Lending.

         Under the 1940 Act, a fund's policy regarding lending must be fundamental.  It is proposed that the current  fundamental policy be replaced  by a revised  fundamental  policy that  permits  each  Portfolio  to engage in lending to the extent the  Portfolio's  lending is consistent with the 1940 Act, the rules thereunder or any exemption from the 1940 Act that is applicable to the Portfolio.

                    Current Fundamental Policy                                Proposed Fundamental Policy
                    --------------------------                                ---------------------------
 A Portfolio  cannot make loans,  except that a Portfolio (1)  The  Portfolio  cannot  make  loans,  except to the extent
 may  lend  portfolio   securities  in  accordance  with  the  permitted  under  the 1940 Act,  the rules or  regulations
 Portfolio's  investment policies in amounts up to 33 1/3% of  thereunder or any exemption  therefrom  that is applicable the Portfolio's  total assets taken at market value, (2) can  to the  Portfolio,  as such statute,  rules or regulations enter into repurchase  agreements,  and (3) can purchase all  may be amended or interpreted from time to time.
 or a  portion  of an  issue  of  publicly  distributed  debt
 securities,   bank  loan   participation   interests,   bank
 certificates of deposit,  bankers'  acceptances,  debentures or other  securities,  whether or not the  purchase  is made upon the original issuance of the securities.

         Currently, the 1940 Act permits (a) lending of securities, (b) purchasing debt instruments or similar evidences of indebtedness, and (c) investing in repurchase agreements. If shareholders approve this sub-proposal, each Portfolio's current fundamental policy will be replaced by the proposed fundamental policy and each Portfolio's prospectus will be updated to reflect the 1940 Act's current restrictions regarding lending and any exemptions applicable to the Portfolios.  The Portfolios, currently do not anticipate making loans.

         If this sub-proposal and the sub-proposals described in Paragraph I ("Borrowing"), Paragraph J ("Pledging, Mortgaging or
Hypothecating Assets") and Paragraph L ("Diversification") are approved by shareholders, it would be possible for the Portfolios to lend to and borrow from other Oppenheimer funds whose policies permit such activity.  The Portfolios have applied to the SEC for appropriate regulatory relief to permit them to engage in an inter-fund borrowing and lending arrangement.  Many of the other funds in the
Oppenheimer funds complex have also applied for this relief.  If the SEC enters an order granting the relief, then the Portfolios could engage in the borrowing and lending arrangement on the terms and conditions approved by the SEC.  If the Fund's Directors were to determine that it was in each Portfolio's best interest to borrow from or lend to other Oppenheimer funds, each Portfolio's prospectus would be updated to reflect such a practice.

L.  Diversification.

         Under the 1940 Act, a fund's policy regarding diversification may not be changed without shareholder approval.  Currently, Total
Return Portfolio, Growth Portfolio and Oppenheimer International Growth Fund/VA, cannot buy securities of any one issuer if more than 5%
of its total assets would be invested in securities of that issuer or if it would then own more than either (1) 10% of the principal amount of the outstanding debt securities of an issuer or (2) 10% of that issuer's voting securities. The limit does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities, bank money instruments or bank repurchase
agreements.   The Directors propose that each Portfolio's policy with respect to diversification be amended to  clarify that the policy does not apply to securities of other investment companies.

         The proposed change would not affect a Portfolio's status as a "diversified" fund.  This change would be consistent with the requirements of the 1940 Act and would promote the standardization of fundamental investment policies among the funds in the
OppenheimerFunds complex.

         As amended, the policy on diversification for the Portfolios would remain a fundamental policy changeable by the vote of a majority of the outstanding voting securities as defined in the 1940 Act. The current and proposed fundamental investment policies are set forth below.

               Current Fundamental Policy                                Proposed Fundamental Policy
               --------------------------                                ---------------------------
 A  Portfolio  cannot  invest  more than 5% of its total     Total   Return   Portfolio,    Growth   Portfolio   and
 assets  (taken  at  market  value  at the  time of each     Oppenheimer  International  Growth  Fund/VA  cannot buy
 investment)  in the  securities of any one issuer other     securities  or other  instruments  issued or guaranteed
 than  the  U.S.  government.   That  limit  applies  to     by any one  issuer if more than 5% of its total  assets
 repurchase  agreements  with any one bank.  A Portfolio     would be invested in  securities  or other  instruments
 cannot  purchase  more  than  either  (1)  10%  of  the     of that  issuer  or if it would  then own more than 10%
 principal  amount of the outstanding debt securities of     of that issuer's  voting  securities.  This  limitation
 an  issuer  or  (2)  10%  of  the  outstanding   voting     applies to 75% of the  Portfolio's  total  assets.  The
 securities  of an  issuer.  This  restriction  does not     limit   does  not   apply  to   securities   issued  or
 apply to  securities  issued or  guaranteed by the U.S.     guaranteed  by  the  U.S.  government  or  any  of  its
 government or its agencies,  bank money  instruments or     agencies or  instrumentalities  or  securities of other
 bank  repurchase  agreements.  (This  restriction  also     investment companies.
 does not apply to Government Securities Portfolio)

         The proposed policy would permit each Portfolio to enter into a fund-of-funds arrangement as previously discussed above in the sub-proposals in Paragraph I ("Borrowing"), Paragraph  J ("Pledging, Mortgaging or Hypothecating Assets"), and Paragraph K ("Lending").
The Directors believe that amending the Portfolios' diversification policies as proposed would increase the Portfolios' investment opportunities without materially increasing the risk of an investment in a Portfolio.

                   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE EACH SUB-PROPOSAL AS DESCRIBED ABOVE.

                                                        INFORMATION ABOUT THE FUND

The Manager, the Distributor and the Transfer Agent. Subject to the authority of the Board of Directors, the Manager is responsible for the day-to-day management of the Fund's business pursuant to its investment advisory agreement with the Fund.  OppenheimerFunds
Distributor, Inc. (the "Distributor"), a wholly owned subsidiary of the Manager, is the general distributor of the Service shares only, which to date have only been issued by Oppenheimer International Growth Fund/VA. OppenheimerFunds Services, a division of the Manager, located at 6803 South Tucson Way, Englewood, CO 80112, serves as the transfer and shareholder servicing agent (the "Transfer Agent") for the Fund, for which it was paid $30,411 by the Fund during the fiscal year ended December 31, 2001.

The Manager (including affiliates and subsidiaries) managed assets of more than $120 billion at December 31, 2001, including more than 65 funds having more than 5 million shareholder accounts. The Manager is a wholly owned subsidiary of Oppenheimer Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). The Manager, the Distributor and OAC are
located at 498 Seventh Avenue, New York, New York 10018. MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111.
OAC acquired the Manager on October 22, 1990. As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except MassMutual. MassMutual has engaged in the life insurance business since 1851.

The common stock of OAC is divided into three classes. At December 31, 2001, MassMutual held (i) all of the 21,600,000 shares of Class A voting stock, (ii) 12,642,025 shares of Class B voting stock, and (iii) 21,178,801 shares of Class C non-voting stock. This collectively represented 95.35% of the outstanding common stock and 96.46% of the voting power of OAC as of that date. Certain officers and/or directors of the Manager held (i) 884,810 shares of the Class B voting stock, representing 1.52% of the outstanding common stock and
2.49% of the voting power, (ii) 537,090 shares of Class C non-voting stock, and (iii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 8,395,700 shares of Class C non-voting stock.  That group includes persons who serve as officers of the Fund.

Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price
(based on, among other things, the revenue, income, working capital, and excess cash of the Manager). MassMutual may exercise call
(purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price.  From the period January 1, 1997 to December 21, 2001, the only transactions by a person who served or will serve, if elected, as a Director of the
Corporation were by Mr. Swain and Mr. Bowen.  During that period, Mr. Swain sold 93,000 Class B shares to MassMutual for a cash payment of $4,278,930 and surrendered for cancellation 203,423 options to MassMutual for combined cash payments of $8,759,036.  During the period, Mr. Bowen sold 11,420 Class B shares to MassMutual for a cash payment of $357,789 and surrendered for cancellation 237,640 options to MassMutual for combined cash payments of $1,978,140.

The names and principal occupations of the executive officers and directors of the Manager are as follows: John Murphy, Chairman,
President, Chief Executive Officer and a director; Jeremy Griffiths, Executive Vice President, Chief Financial Officer and a director; O.
Leonard Darling, Vice Chairman, Executive Vice President, Chief Investment Officer and a director; George Batejan, Executive Vice
President and Chief Information Officer; Robert G. Zack, Senior Vice President and General Counsel; Craig Dinsell, James Ruff and Andrew
Ruotolo, Executive Vice Presidents; Brian W. Wixted, Senior Vice President and Treasurer; and Charles Albers, Victor Babin, Bruce
Bartlett, Robert A. Densen, Ronald H. Fielding, P. Lyman Foster, Robert B. Grill, Robert Guy, Steve Ilnitzki, Lynn Oberist Keeshan,
Thomas W. Keffer, Avram Kornberg, Chris Leavy, Andrew J. Mika, David Negri, David Robertson, Richard Rubinstein, Arthur Steinmetz, John
Stoma, Jerry A. Webman, William L. Wilby, Donna Winn, Kenneth Winston, Carol Wolf, Kurt Wolfgruber and Arthur J. Zimmer, Senior Vice
Presidents. These officers are located at one of the three offices of the Manager: 498 Seventh Avenue, New York, NY 10018; 6803 South
Tucson Way, Englewood, CO 80112; and 350 Linden Oaks, Rochester, NY 14625-2807.

Custodian. The Bank of New York, One Wall Street, New York, New York 10015, acts as custodian of the Fund's securities and other assets.

Reports to Shareholders and Financial Statements. The Annual Report to Shareholders of each Portfolio, including financial statements of the Portfolio for the fiscal year ended December 31, 2001, has previously been sent to shareholders of record. The Semi-Annual Report to
Shareholders of each Portfolio as of June 30, 2001 also has previously been sent to shareholders of record. Upon request, shareholders may obtain without charge a copy of the Annual Report and Semi-Annual Report by writing the Fund at the address above or calling the Fund at 1.800.525.7048. The Fund's transfer agent will provide a copy of the reports promptly upon request.

Quorum.  A majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting.

Required Vote. Persons nominated as Directors must receive a majority of the votes cast by all of the shareholders of the Portfolios, voting in the aggregate. Each Portfolio votes separately on each of the sub-proposals, a vote for or against a sub-proposal applies only to that Portfolio. Approval of each of the sub-proposals in Proposal 2 requires the affirmative vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of a Portfolio voting in the aggregate and not by class. As defined in the 1940 Act, the vote of a majority of the outstanding shares means the vote of (1) 67% or more of the Portfolio's outstanding shares present at a meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy; or (2) more than
50% of the Portfolio's outstanding shares, whichever is less.

How are votes counted?  The individuals named as proxies on the proxy ballots (or their substitutes) will vote according to your directions if your proxy is received and properly executed. You may direct the proxy holders to vote your shares on a proposal by checking the appropriate box "FOR" or "AGAINST," or instruct them not to vote those shares on the proposal by checking the "ABSTAIN"
box.  Alternatively, you may simply sign, date and return your proxy ballot with no specific instructions as to the proposals.  If you properly execute and return a proxy but fail to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named in this Proxy Statement for Director and in favor of each Proposal.

Shares of each Portfolio are owned of record by Participating Insurance Companies. If the Participating Insurance Company does not timely receive voting instructions from its clients with respect to such Shares, the Participating Insurance Company may be authorized to vote such Shares, as well as Shares the Participating Insurance Company itself owns, in the same proportion as Shares for which voting instructions from clients are timely received.

Revoking a Proxy. You may revoke a previously granted proxy at any time before it is exercised by (1) delivering a written notice to your insurance company expressly revoking your proxy, or (2) signing and forwarding to your insurance company a later-dated proxy.  Granted proxies typically will be voted at the final meeting, but may be voted at an adjourned meeting if appropriate.

Shareholder Proposals. The Fund is not required and does not intend to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (for certain matters and under special conditions described in the Statement of Additional Information). Under the proxy rules of the SEC, shareholder proposals that meet certain conditions may be included in a fund's proxy statement for a particular meeting. Those rules currently require that for future meetings, the shareholder must be a record or beneficial owner of Fund shares either (i) with a value of at least $2,000 or (ii) in an amount representing at least 1% of the fund's securities to be voted, at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the fund of any such proposal. Under those rules, a proposal must have been submitted a reasonable time before the Fund began to print and mail this Proxy Statement in order to be included in this Proxy Statement. A proposal submitted for inclusion in the Fund's proxy material for the next special meeting after the meeting to which this Proxy Statement relates must be received by the Fund a reasonable time before the Fund begins to print and mail the proxy materials for that meeting.  Notice of shareholder proposals to be presented at the Meeting must have been received within a reasonable time before the Fund began to mail this Proxy Statement.  The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material because there are other requirements under the proxy rules for such inclusion.

                                                               OTHER MATTERS

         The Directors do not intend to bring any matters before the Meeting other than the Proposals set forth in the Proxy Statement and the Directors and the Manager are not aware of any other matters to be brought before the Meeting by others. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy (or their substitutes) to vote the proxy in accordance with their judgment on such matters.

         In the event a quorum is not present or sufficient  votes in favor of one or more  Proposals set forth in the Notice of Meeting of
Shareholders  are not received by the date of the Meeting,  the persons named in the enclosed proxy (or their  substitutes) may propose and approve  one or more  adjournments  of the Meeting to permit  further  solicitation  of proxies.  All such  adjournments  will  require the affirmative  vote of a majority  of the shares  present in person or by proxy at the session of the  Meeting to be  adjourned.  The persons named as  proxies  on the proxy  ballots  (or their  substitutes)  will vote the  shares  present in person or by proxy in favor of such an adjournment if they determine  additional  solicitation is warranted and in the interests of the Fund's  shareholders.  A vote may be taken on one or more of the proposals in this Proxy  Statement  prior to any such  adjournment if a quorum is present,  sufficient  votes for its approval have been received and it is otherwise appropriate.

                                                     By Order of the Board of Directors,

                                                     Robert G. Zack, Secretary
                                                     May 1, 2002

                                                                    A-1

                                                                 EXHIBIT A
                                                                 ---------
                                                            RECORD SHAREHOLDERS

As of March 13, 2002, the total number of shares outstanding, and the number and approximate percentage of Portfolio shares held of record by Accounts of the following Participating Insurance Companies which owned of record or were known by the management of the Fund to be beneficial owners of 5% or more of the outstanding shares of the Portfolios were as follows:

-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
    Name of Portfolio           Total Shares
                                Outstanding              MassMutual               Columbus                 Lincoln
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
 Total Return Portfolio       335,980,860.558         332,590,581.533
                                                            99%                     N/A                      N/A
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
    Growth Portfolio          136,029,963.135         131,895,442.890
                                                            97%                     N/A                      N/A
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
       Oppenheimer
  International Growth                                                              N/A                      N/A
        Fund/VA-               89,667,108.051          93,270,583.886            86,182,370              100,651.910
                                                            100%                    46%                      54%
     Service Shares -           187,662.896                 N/A
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------
  Government Securities        17,274,539.774           17,274,539.774
        Portfolio                                           100%                    N/A                      N/A
-------------------------- ----------------------- ----------------------- ----------------------- ------------------------

\\opp-groups\groups\legal\LEGAL\PROXY\Panorama Series Fund\Panorama Proxy def.doc

--------
1 The address of each Director and each nominee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
2 If elected, each Director will serve for an indefinite term, until his resignation, death or removal.
3 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
                                                                                                                      4 Includes shares owned by Mr. Murphy in other Oppenheimer funds for which he serves as trustee or director.
1 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Messrs. Farrar and Wixted and Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO 80112-3924.
2 Each officer serves for an annual term or until his or her resignation, death or removal.